EXHIBIT 99.1

AEGION

Stronger. Safer. Infrastructure.

Second Quarter 2018 Earnings

August 2, 2018

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. The Company makes forward-looking statements in this presentation that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this presentation are qualified by these cautionary statements.

Information regarding the impact of the Tax Cuts and Jobs Act consists of preliminary estimates which are forward-looking statements and are subject to change, possibly materially. Information regarding the impacts of the Tax Cuts and Jobs Act is based on our current calculations, as well as our current interpretations, assumptions and expectations, which are subject to further change.

About Non-GAAP Financial Measures

Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share in the quarters ended June 30, 2018 and 2017 exclude charges related to the Company's restructuring efforts, acquisition and divestiture-related activities and credit facility amendment fees.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

Aegion®, Insituform®, Fyfe®, Fusible PVC®, Tite Liner®, Stronger. Safer. Infrastructure.® and our other trademarks referenced herein and the associated logos are the registered and unregistered trademarks of Aegion Corporation and its affiliates.

Q2’18 Key Messages

1. *Q2’18 Adjusted EPS Above the Prior Year*
2. *Core Markets Remain Strong*
3. *Exiting Underperforming Operations in Denmark & Australia*
4. *Reaffirming Outlook for Adjusted EPS Growth of More Than 30% in 2018*



AEGION
Stronger. Safer. Infrastructure.®

Restructuring Initiatives Update

Infrastructure Solutions

Exited North America Non-Pipe Contract Application of Tyfo® System

✓

Higher value engineered solutions and product sales operating model now a stable earnings contributor with stronger margins

Restructured CIPP Operations in Australia & Denmark

IN PROCESS

- *Right-sized businesses and realigned resources*
- *Made decision to exit both businesses by the end of FY'18*
- *Australia in active sale process*

Corrosion Protection

Addressed North America Cathodic Protection Underperformance

✓

Year-to-date adjusted gross margins for cathodic protection business up 500 basis points from the prior year

Further Reducing Earnings Volatility Through Planned Bayou Divesture

IN PROCESS

- *In final negotiations with prospective buyer*
- *Expect to close transaction by mid- to late August*

*Aegion performing a further comprehensive review of our international footprint to ensure we are doing business in the **right markets** with the **right operating models, risk profiles** and **financial returns** to deliver **long-term shareholder value**.*

AEGION
Stronger. Safer. Infrastructure.®

2018 Outlook & Catalysts for Growth: Infrastructure Solutions

Infrastructure Solutions Contract Backlog



$ million USD
$379.0
$376.3
-0.7%
6/30/17
6/30/18

- Backlog on par with prior year, despite exit of Fyfe North America structural construction business
- North America CIPP backlog reached a quarterly record with bid margins in line with prior year

2018 Outlook

- Revenues expected to grow in the low to mid-single digit range
- Adjusted operating margins expected to improve 50 to 100 basis points
- Exit of Denmark and Australia CIPP contracting businesses expected by the end of FY'18

Catalysts for Growth

- Further penetration into pressure pipe market; Strong demand for Fusible PVC® products year to date
- Continued investments in underserved regions of North America CIPP business



Insituform® CIPP



Tyfo® system



Fusible PVC® pipe

AEGION™
Stronger. Safer. Infrastructure.®

2018 Outlook & Catalysts for Growth: Corrosion Protection

Corrosion Protection Contract Backlog


$198.6
$161.3
-18.8%
$ million USD
6/30/17
6/30/18

- Backlog decline primarily due to work performed on the large international robotic coating projects that entered backlog in Q2'17 as well as lower awards in industrial linings due to customer-driven project delays
- Recent order strength in industrial linings, with multiple awards in July for projects in the U.S., and Canada, as well as a three-year Middle East contract for Tite Liner® installation on more than 500 miles of pipeline

2018 Outlook

- Revenues expected to decline 10 to 15%, reflecting lost top-line contribution from large deepwater coating and insulation project; Excluding the project, revenues projected to increase 15%
- Adjusted operating margins expected to be 3.5 to 4.0%
- Bayou transaction expected to close in mid- to late August

Catalysts for Growth

- Continued commercialization of asset integrity management system, creating a multiplier effect for other cathodic protection capabilities including inspection, engineering, installation and remediation
- Successful execution of Middle East contracts continue to bolster project opportunities in the region



Cathodic Protection Services



Tite Liner® system



Robotic Interior Weld Coating

2018 Outlook & Catalysts for Growth: Energy Services

Energy Services Contract Backlog*


$196.8
$199.9
+1.6%
$ million USD
6/30/17
6/30/18

- Backlog increases driven by higher maintenance and construction services, despite the roll off of nearly $20 million related to maintenance agreements with two large customers up for renewal later this year

**Represents estimated unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.*

2018 Outlook

- Targeting mid- to upper single digit revenue growth in 2018
- Adjusted operating margins expected to improve 75 to 150 basis points

Catalysts for Growth

- Successful trade union transitions further strengthening partnership with customers
- Efforts underway to expand services to customers in safety, mechanical maintenance, turnaround support, electrical and instrumentation maintenance, scaffolding services and small cap construction activities







Mechanical maintenance services, primarily piping, electrical & instrumentation maintenance, engineering, small capital construction and turnaround support services

AEGION
Stronger. Safer. Infrastructure.

Q2’18 Consolidated Financial Highlights

Adjusted EPS
(Aegion Consolidated)[1]


$0.33
$0.34
Q2'17
Q2'18

Adjusted EPS above prior year, despite the absence of more than $40 million in revenue and related contribution from the deepwater project completed in FY’17; Results driven by:

- Top-line strength in Infrastructure Solutions
- Strong performance on the large international robotic coating projects
- Improved contribution from the cathodic protection business
- Solid results from Energy Services
- SG&A reductions of nearly $5 million due to restructuring initiatives and cost containment efforts

P&L Highlights
(Aegion Consolidated)[1]

	Q2’17	Q2’18
Revenues	$354.5M	$335.0M
Adjusted Gross Profit	$79.8M	$71.1M
Adjusted Gross Profit Margin	22.5%	21.2%
Adjusted Operating Income	$21.9M	$18.2M
Adjusted Operating Margin	6.2%	5.4%

[1] Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

AEGION
Stronger. Safer. Infrastructure.

Q2'18 Results Overview: Infrastructure Solutions



Revenues
in USD millions
$148.3
$160.7
+8.4%
Q2'17
Q2'18



Adjusted Gross Margins1
23.2%
22.4%
-80 bps
Q2'17
Q2'18



Adjusted Operating Margins1
5.8%
7.7%
+190bps
Q2'17
Q2'18

- Revenue increase driven by higher North America CIPP volumes due to 10% expansion in crew count to serve new orders growth
- Strong growth for Fusible PVC® pipe as we increase efforts to expand in the North America pressure pipe market

- Gross margins declined 80 basis points primarily driven by underperformance in international contracting operations and challenges within North America CIPP business, including rising labor and fuel costs and reduced crew productivity for newer teams
- Operating margins increased 190 basis points due to SG&A reductions as a result of restructuring efforts in Fyfe North America, Australia and Denmark

[1]Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

Q2'18 Results Overview: Corrosion Protection

Revenues

in USD millions



$127.7
$96.4
-24.5%
Q2'17
Q2'18

- Revenue decline driven by large deepwater pipe coating and insulation project that benefited Q2'17 by more than $40 million; Excluding this impact, revenue increased more than 10% year over year, primarily due to international coating projects
- Industrial linings revenue declined due to project delays; Work now expected in 2H'18

Adjusted Gross Margins[1]



27.9%
25.5%
-240 bps
Q2'17
Q2'18

Adjusted Operating Margins[1]



8.8%
3.9%
-490 bps
Q2'17
Q2'18

- Adjusted margin declines primarily driven by lost contribution from the deepwater project as well as lower industrial linings volumes in the quarter
- Declines partly offset by strong performance on the large high-margin international coating projects and significant improvements within cathodic protection business
- Cathodic protection adjusted gross margins up approximately 600 basis points from the prior year, driven by significant operational improvement in the U.S.

[1]Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

AEGION
Stronger. Safer. Infrastructure.

Q2'18 Results Overview: Energy Services

Revenues
in USD millions


$78.4
$77.9
-0.7%
Q2'17
Q2'18

- Revenue down slightly from prior year due to expected declines in turnaround activity that were accelerated in Q1'18, partly offset by increased construction and maintenance volumes

Gross Margins


13.6%
12.5%
+110 bps
Q2'17
Q2'18

Operating Margins


2.6%
2.6%
Flat with PY
Q2'17
Q2'18

- Gross margin improvements driven by improved execution in construction services
- Operating margins in line with the prior year, despite higher overheads to support remaining labor transitions as well as investments to grow specialty services offerings

AEGION™
Stronger. Safer. Infrastructure.®

Cash Flow & Capital Allocation

2018 Cash Sources & Uses



in USD millions
$109
$10.2
$18.6
$13.6
$4.1
$3.0
$1.5
$78
12/31/17
Operating Cash Flow
Share Buybacks
Capital Expenditures
Net Debt Repayments
Acquisitions
Other
6/30/18*

- Cash used in the quarter to fund share buybacks, investments in capital, incremental debt repayment and a small asset acquisition, ending the quarter with $76 million in cash

**Ending cash includes $1.6 million of cash held for sale at June 30, 2018*

Capital Allocation Priorities for 2018



Strong Cash Flow
Debt Repayment
Targeting leverage less than 3x
Capital Spend
Expect 2018 capex of $30 - $35M
Share Repurchases
Approved for $30M in FY'18; Actuals based on market price
M&A
Targeting organic growth; Will employ disciplined approach to drive value

AEGION
Stronger. Safer. Infrastructure.

2018 Outlook Items

Consolidated Revenues

Expect total revenues to be essentially flat with 2017's record results, offsetting the loss of nearly $95 million in top-line contribution from the large deepwater project, which was substantially completed in 2017

Adjusted Gross Margins & Adjusted Operating Margins

Expect increase of approximately 50 basis points for both measures

Adjusted Operating Expense

2018 adjusted operating expense as a percent of consolidated revenues expected to be near 2017 levels at approximately 16% of revenues

Interest Expense

2018 interest expense expected to be $13.5 to $14.5 million, reflecting lower expected debt levels

Adjusted Effective Tax Rate

2018 full-year adjusted effective tax rate is expected to be 23 to 24%, benefitting from 2017 U.S. tax reform

Non-Controlling Interest

Expect income attributable to non-controlling interests of ~$1 million, reflecting earnings expectations for joint ventures

2017 Restructuring Costs & Savings

Expect total pre-tax restructuring costs and related impairment charges for actions announced previously of approximately $120 million, with $118 million incurred to date. Expect total cost reductions in excess of $20 million. Both costs and savings estimates may be updated to reflect additional restructuring actions in 2H'18, including exits of the Australia and Denmark businesses, assessment of international operating footprint and efforts to simplify the organizational tax and legal entity structure. 2017 Restructuring cash and non-cash charges are expected to be complete by the end of FY'18.

Appendix

Aegion Q2’18 and 1H’18 Financial Summary

Selected financial results for the quarters and six months ended June 30, 2018 and 2017 – Adjusted[1] (non-GAAP)

(in USD thousands, except margins and per share information)	Q2'18	Q2'17	Change	1H'18	1H'17	Change
Revenues	$ 335,030	$ 354,473	(5.5)%	$ 659,891	$ 679,648	(2.9)%
Adjusted Gross Profit	71,053	79,756	(10.9)%	132,557	147,336	(10.0)%
Adjusted Gross Margin	*21.2 %*	*22.5 %*	*-130 bp*	*20.1 %*	*21.7 %*	*-160 bp*
Adjusted Operating Income	18,204	21,932	(17.0)%	27,021	36,515	(26.0)%
Adjusted Operating Margin	*5.4 %*	*6.2 %*	*-80 bp*	*4.1 %*	*5.4 %*	*-130 bp*
Segment Adjusted Operating Income						
Infrastructure Solutions	$ 12,354	$ 8,664	$ 3,690	$ 15,571	$ 14,724	$ 847
Corrosion Protection	3,804	11,239	(7,435)	6,696	18,451	(11,755)
Energy Services	2,046	2,029	17	4,754	3,340	1,414
Adjusted Net Income (Attributable to Aegion Corporation)	$ 11,072	$ 11,285	(1.9)%	$ 15,254	$ 17,351	(12.1)%
Adjusted Diluted Earnings per Share (Attributable to Aegion Corporation)	$ 0.34	$ 0.33	3.0 %	$ 0.46	$ 0.51	(9.8)%

[1] *Adjusted financial results are defined as GAAP results excluding certain items (non-GAAP). See reconciliation to GAAP in the following pages.*

AEGION
Stronger. Safer. Infrastructure.

Q2'18 Non-GAAP Reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divestiture Related Expenses (2)	Credit Facility Fees (3)	As Adjusted (Non-GAAP)
Operating Expenses	$ 54,222	$ (1,373)	$ —	$ —	$ 52,849
Acquisition and Divestiture Expenses	832	—	(832)	—	—
Restructuring and Related Charges	1,540	(1,540)	—	—	—
Operating Income	14,459	2,913	832	—	18,204
Interest Expense	(3,923)	—	—	64	(3,859)
Income before Taxes	10,092	2,913	832	64	13,901
Taxes on Income	2,894	463	178	17	3,552
Net Income	7,198	2,450	654	47	10,349
Net Income (attributable to Aegion Corporation)	$ 7,921	$ 2,450	$ 654	$ 47	$ 11,072
Diluted Earnings per Share	$ 0.24	$ 0.08	$ 0.02	$ -	$ 0.34

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for operating expenses of $1,373 primarily related to wind-down expenses, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; and (ii) pre-tax restructuring and related charges of $1,540 related to employee severance, extension of benefits, employment assistance programs and early lease and contract termination costs.

(2) Includes non-GAAP adjustments primarily related to expenses incurred in connection with the Company's acquisition of Hebna and planned divestitures of Bayou and the CIPP operations in Australia.

(3) Includes non-GAAP charges related to certain out-of-pocket expenses associated with amending the Company's credit facility.

AEGION
Stronger. Safer. Infrastructure.

Q2'17 Non-GAAP Reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges (1)	As Adjusted (Non-GAAP)
Cost of Revenues	$ 274,705	$ 12	$ 274,717
Gross Profit	79,768	(12)	79,756
Operating Expenses	58,109	(285)	57,824
Operating Income	21,659	273	21,932
Income before Taxes	17,281	273	17,554
Taxes on Income	5,103	88	5,191
Net Income	12,178	185	12,363
Net Income (attributable to Aegion Corporation)	$ 11,100	$ 185	$ 11,285
Diluted Earnings per Share	$ 0.33	$ -	$ 0.33

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $(12) related to the write-off of certain other assets; and (ii) pre-tax restructuring charges for operating expenses of $285 primarily related to wind-down and other restructuring-related charges, net of the reversal of reserves for potentially uncollectible receivables.

AEGION

Stronger. Safer. Infrastructure.

Infrastructure Solutions Q2'18 and Q2'17 Non-GAAP Reconciliation

(in USD thousands)	Quarter Ended June 30, 2018			Quarter Ended June 30, 2017		
	As Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 160,732	$ —	$ 160,732	$ 148,311	$ —	$ 148,311
Cost of Revenues	124,783	—	124,783	113,947	12	113,959
Gross Profit	35,949	—	35,949	34,364	(12)	34,352
Gross Profit Margin	*22.4%*		*22.4%*	*23.2%*		*23.2%*
Operating Expenses	24,805	(1,210)	23,595	25,973	(285)	25,688
Acquisition and Divestiture Expenses	286	(286)	—	—	—	—
Restructuring and Related Charges	1,344	(1,344)	—	—	—	—
Operating Income	$ 9,514	$ 2,840	$ 12,354	$ 8,391	$ 273	$ 8,664
Operating Margin	*5.9%*		*7.7%*	*5.7%*		*5.8%*

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs, fixed asset disposals and other restructuring charges; and (ii) expenses incurred in connection with the planned divestiture of the CIPP business in Australia.

(2) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, reversal of reserves for potentially uncollectible receivables, wind-down and other restructuring charges.

AEGION™
Stronger. Safer. Infrastructure.®

Corrosion Protection Q2'18 and Q2'17 Non-GAAP Reconciliation

(in USD thousands)	Quarter Ended June 30, 2018			Quarter Ended June 30, 2017		
	As Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 96,389	$ —	$ 96,389	$ 127,715	$ —	$ 127,715
Cost of Revenues	71,852	—	71,852	92,079	—	92,079
Gross Profit	24,537	—	24,537	35,636	—	35,636
Gross Profit Margin	*25.5%*		*25.5%*	*27.9%*		*27.9%*
Operating Expenses	20,896	(163)	20,733	24,397	—	24,397
Acquisition and Divestiture Expenses	546	(546)	—	—	—	—
Restructuring and Related Charges	196	(196)	—	—	—	—
Operating Income	$ 2,899	$ 905	$ 3,804	$ 11,239	$ —	$ 11,239
Operating Margin	*3.0%*		*3.9%*	*8.8%*		*8.8%*

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs and other restructuring charges; and (ii) expenses incurred in connection with the acquisition of Hebna and the planned divestiture of the Bayou business.

Energy Services Q2'18 and Q2'17 Non-GAAP Reconciliation

(in USD thousands)	Quarter Ended June 30, 2018			Quarter Ended June 30, 2017		
	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 77,909	$ —	$ 77,909	$ 78,447	$ —	$ 78,447
Cost of Revenues	67,342	—	67,342	68,679	—	68,679
Gross Profit	10,567	—	10,567	9,768	—	9,768
Gross Profit Margin	*13.6%*		*13.6%*	*12.5%*		*12.5%*
Operating Expenses	8,521	—	8,521	7,739	—	7,739
Operating Income	$ 2,046	$ —	$ 2,046	$ 2,029	$ —	$ 2,029
Operating Margin	*2.6%*		*2.6%*	*2.6%*		*2.6%*

AEGION
Stronger. Safer. Infrastructure.

1H'18 Non-GAAP Reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divestiture Related Expenses (2)	Credit Facility Fees (3)	As Adjusted (Non-GAAP)
Operating Expenses	$ 110,364	$ (4,828)	$ —	$ —	$ 105,536
Acquisition and Divestiture Expenses	1,224	—	(1,224)	—	—
Restructuring and Related Charges	3,329	(3,329)	—	—	—
Operating Income	17,640	8,157	1,224	—	27,021
Interest Expense	(9,366)	—	—	1,789	(7,577)
Income before Taxes	7,615	8,157	1,224	1,789	18,785
Taxes on Income	1,893	1,021	275	472	3,661
Net Income	5,722	7,136	949	1,317	15,124
Net Income (attributable to Aegion Corporation)	$ 5,852	$ 7,136	$ 949	$ 1,317	$ 15,254
Diluted Earnings per Share	$ 0.18	$ 0.21	$ 0.03	$ 0.04	$ 0.46

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for operating expenses of $4,828 primarily related to wind-down expenses, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; and (ii) pre-tax restructuring and related charges of $3,329 related to employee severance, extension of benefits, employment assistance programs and early lease and contract termination costs.

(2) Includes non-GAAP adjustments primarily related to expenses incurred in connection with the Company's acquisition of Hebna and planned divestitures of Bayou and the CIPP operations in Australia.

(3) Includes non-GAAP charges related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company's credit facility.

1H’17 Non-GAAP Reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges (1)	Acquisition Related Expenses (2)	As Adjusted (Non-GAAP)
Cost of Revenues	$ 532,468	$ (156)	$ —	$ 532,312
Gross Profit	147,180	156	—	147,336
Operating Expenses	110,855	(34)	—	110,821
Acquisition-Related Expenses	533	—	(533)	—
Operating Income	35,792	190	533	36,515
Income before Taxes	27,029	190	533	27,752
Taxes on Income	7,098	235	108	7,441
Net Income	19,931	(45)	425	20,311
Net Income (attributable to Aegion Corporation)	$ 16,971	$ (45)	$ 425	$ 17,351
Diluted Earnings per Share	$ 0.50	$ -	$ 0.01	$ 0.51

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $156 related to the write-off of certain other assets; and (ii) pre-tax restructuring charges for operating expenses of $34 related to wind-down and other restructuring-related charges, net of the reversal of reserves for potentially uncollectible receivables.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with the Company’s acquisition of Environmental Techniques and other potential acquisition activity pursued by the Company during the period.

AEGION
Stronger. Safer. Infrastructure.

Infrastructure Solutions 1H'18 and 1H'17 Non-GAAP Reconciliation

(in USD thousands)	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017		
	As Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 295,159	$ —	$ 295,159	$ 277,179	$ —	$ 277,179
Cost of Revenues	232,501	—	232,501	211,564	(156)	211,408
Gross Profit	62,658	—	62,658	65,615	156	65,771
Gross Profit Margin	*21.2%*		*21.2%*	*23.7%*		*23.7%*
Operating Expenses	50,397	(3,310)	47,087	51,081	(34)	51,047
Acquisition and Divestiture Expenses	319	(319)	—	533	(533)	—
Restructuring and Related Charges	2,777	(2,777)	—	—	—	—
Operating Income	$ 9,165	$ 6,406	$ 15,571	$ 14,001	$ 723	$ 14,724
Operating Margin	*3.1%*		*5.3%*	*5.1%*		*5.3%*

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs, fixed asset disposals and other restructuring charges; and (ii) expenses incurred in connection with the planned divestiture of the CIPP business in Australia.

(2) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, reversal of reserves for potentially uncollectible receivables, wind-down and other restructuring charges; and (ii) expenses incurred in connection with the Company's acquisition of Environmental Techniques and other potential acquisition activity pursued by the Company during the period.

Corrosion Protection 1H’18 and 1H’17 Non-GAAP Reconciliation

(in USD thousands)	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017		
	As Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 194,494	$ —	$ 194,494	$ 251,105	$ —	$ 251,105
Cost of Revenues	146,381	—	146,381	187,506	—	187,506
Gross Profit	48,113	—	48,113	63,599	—	63,599
Gross Profit Margin	*24.7%*		*24.7%*	*25.3%*		*25.3%*
Operating Expenses	42,935	(1,518)	41,417	45,148	—	45,148
Acquisition and Divestiture Expenses	905	(905)	—	—	—	—
Restructuring and Related Charges	552	(552)	—	—	—	—
Operating Income	$ 3,721	$ 2,975	$ 6,696	$ 18,451	$ —	$ 18,451
Operating Margin	*1.9%*		*3.4%*	*7.3%*		*7.3%*

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs and other restructuring charges; and (ii) expenses incurred in connection with the acquisition of Hebna and the planned divestiture of the Bayou business.

AEGION
Stronger. Safer. Infrastructure.

Energy Services 1H’18 and 1H’17 Non-GAAP Reconciliation

(in USD thousands)	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017		
	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 170,238	$ —	$ 170,238	$ 151,364	$ —	$ 151,364
Cost of Revenues	148,452	—	148,452	133,398	—	133,398
Gross Profit	21,786	—	21,786	17,966	—	17,966
Gross Profit Margin	*12.8%*		*12.8%*	*11.9%*		*11.9%*
Operating Expenses	17,032	—	17,032	14,626	—	14,626
Operating Income	$ 4,754	$ —	$ 4,754	$ 3,340	$ —	$ 3,340
Operating Margin	*2.8%*		*2.8%*	*2.2%*		*2.2%*

AEGION
Stronger. Safer. Infrastructure.